                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

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                                                          DISTRIBUTIONS IN DOLLARS
                           PRIOR                                                              CUMULATIVE               CURRENT
           ORIGINAL      PRINCIPAL                                                  REALIZED   REALIZED   DEFERRED    PRINCIPAL
 CLASS    FACE VALUE      BALANCE        INTEREST      PRINCIPAL        TOTAL        LOSSES     LOSSES    INTEREST     BALANCE
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
BONDS   300,000,000.00  298,353,860.44  1,469,157.73  3,055,416.44  4,524,574.17      0.00       0.00       0.00    295,298,444.00

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TOTALS  300,000,000.00  298,353,860.44  1,469,157.73  3,055,416.44  4,524,574.17      0.00       0.00       0.00    295,298,444.00
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



Maximum Bond Interest Rate                                                                                               13.50000%
Available Funds Interest Rate                                                                                             6.81788%
Bond Interest Rate                                                                                                        5.71844%





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                                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                  PASS-THROUGH
                           PRIOR                                                        CURRENT                    RATES
                         PRINCIPAL                                                     PRINCIPAL
 CLASS       CUSIP        BALANCE        INTEREST      PRINCIPAL          TOTAL         BALANCE           CURRENT         NEXT
-----------------------------------------------------------------------------------------------------------------------------------

 BONDS     66987XAA3       994.51        4.897192      10.184721        15.081914        984.33         5.718440%      5.726250%




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

SELLER:                                                NOVASTAR FINANCIAL, INC.
SERVICER:                                           NOVASTAR MORTGAGE CORPORATION
RECORD DATE:                                                 May 31, 1998
DISTRIBUTION DATE:                                          June 25, 1998
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
                                                                     Page 1 of 2

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

------------------------------------------------------------------------------------------------------------------------------

Distribution Date:     June 25, 1998
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Aggregate Collections From the Mortgage Loans
-----------------------------------------------------------------------------------------

Total Collection on Pool                                                    4,434,228.80
Total Servicer Advances                                                             0.00
Total Compensating Interest                                                         0.00
-----------------------------------------------------------------------------------------


Available Funds Cap Carry-Forward Amount                                                                               0.00
Aggregate Unpaid Available Funds Cap Carry-Forward Amount                                                              0.00

Current Period Insured Payments Paid by Insurer                                                                        0.00
Aggregate Unreimbursed Insured Amounts Payable to Insurer                                                              0.00

Aggregate Beginning Principal Balance of Mortgage Loans                                                      301,384,163.58
Aggregate Ending Principal Balance of Mortgage Loans                                                         300,336,019.72

Required Subordination Amount                                                                                 15,454,546.00
Current Subordination Amount                                                                                   5,037,575.72
Subordination Increase Amount                                                                                  1,234,110.63
Subordination Reduction Amount                                                                                         0.00
Net Monthly Excess Cashflow                                                                                            0.00
Unpaid Accrued Interest                                                                                                0.00
Current Realized Loss on Mortgage Loans                                                                                0.00
Aggregate Realized Loss on Mortgage Loans                                                                              0.00

Weighted Average Net Mortgage Rate                                                                              7.64577523%


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DELINQUENCY              DELINQUENT     DELINQUENT     DELINQUENT       LOANS IN          REO
INFORMATION              30-59 DAYS     60-89 DAYS     90 + DAYS       FORECLOSURE      PROPERTY
---------------------------------------------------------------------------------------------------

PRINCIPAL BALANCE      2,593,330.78   1,835,603.56     307,750.00      1,400,134.71         0.00
NUMBER OF LOANS                  26             12              4                11            0
---------------------------------------------------------------------------------------------------


-----------------------------------------------------
REPURCHASE                Current       Cumulative
INFORMATION                Period        History
-----------------------------------------------------

PRINCIPAL BALANCE            0.00           0.00
NUMBER OF LOANS                 0              0
-----------------------------------------------------


Cumulative Loss Percentage                                                                                             0.00000%
Delinquency Percentage                                                                                                 0.10247%
Rolling Delinquency Percentage                                                                                         0.07380%

Prepayment Interest Shortfalls                                                                                         0.00
Relief Act Shortfalls                                                                                                  0.00






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

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